Exhibit 3.1
NEW MOUNTAIN PRIVATE CREDIT FUND
AMENDED AND RESTATED DECLARATION OF TRUST
November 22, 2024
This AMENDED AND RESTATED DECLARATION OF TRUST is made effective as of the date set forth above by the Trustees of the Trust.
ARTICLE I
FORMATION; CERTIFICATE OF TRUST
The Trust is a statutory trust within the meaning of the Act. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as a partnership, association, corporation or real estate investment trust or being disregarded for tax purposes as an entity separate from its owners under the Code. The sole initial Trustee formed the Trust by filing the Certificate. The governing instrument of the Trust shall be this Declaration of Trust, together with the Bylaws.
ARTICLE II
NAME
The name of the Trust is “New Mountain Private Credit Fund”. The Board may cause the Trust to use any other designation or name for the Trust.
ARTICLE III
PURPOSES AND POWERS
Section 3.1    Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity for which a statutory trust may be formed under the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, engaging in business as a business development company subject to making an election under the 1940 Act.
Section 3.2    Powers. The Trust shall have all of the powers granted to a statutory trust by the Act and all other powers that are not inconsistent with law and are appropriate to promote and attain the purposes of the Trust set forth in the Declaration of Trust.
Section 3.3    Status of the Trust. The Trust intends to make an election to be classified as a corporation for U.S. federal income tax purposes (a “Corporation”) and to be regulated as a business development company and intends to elect to be treated and is authorized to take any such action as it determines necessary to qualify annually (including investing through a Corporation), as a regulated investment company within the meaning of Section 851 of the Code.

ARTICLE IV
RESIDENT AGENT; PRINCIPAL OFFICE
The name and address of the resident agent of the Trust in the State of Maryland are as set forth in the Certificate. The address of the Trust’s principal office in the State of Maryland is as set forth in the Certificate. The Board or any duly authorized agent of the Trust may change the Trust’s resident agent or principal office from time to time. The Trust may have such offices or places of business within or outside the State of Maryland as the Board may from time to time determine.
ARTICLE V
DEFINITIONS
As used in the Declaration of Trust, the following terms shall have the following meanings:
“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.
“Act” means the Maryland Statutory Trust Act, as amended from time to time.
“Adviser” means the Sponsor or its Affiliate that acts as investment adviser or manager to the Trust as permitted by Section 6.7 of this Declaration of Trust.
“Affiliate” means (subject to the limits under the 1940 Act or an exemptive order from the SEC, as each may be applicable), with respect to any Person, (a) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (d) any executive officer, director, trustee or general partner of such other Person; (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner; and (f) if such Person is an investment company, any investment adviser thereof or any member of an advisory board thereof.
“Affiliated Person” means any Trustee or officer of the Trust who is also an officer, employee or agent of the Sponsor or any of its Affiliates.
“Benefit Plan Investor” means any holder of Shares that is (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA; (b) a Plan; (c) an entity whose underlying assets include (or are deemed to include under ERISA or Section 4975(e) of the Code) assets of a Plan by reason of such Plan’s investment in such entity; or (d) any other entity that otherwise constitutes a benefit plan investor for purposes of the Plan Asset Regulations.

“Board” means the Board of Trustees of the Trust.
“Bylaws” means the bylaws adopted in accordance herewith for the regulation and management of the affairs of the Trust.
“Certificate” means the Certificate of Trust filed with the State Department of Assessments and Taxation of Maryland, as amended, restated or corrected from time to time.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Common Shares” means common shares of beneficial interest, par value $0.001 per Share, of the Trust.
“Conversion Event” has the meaning set forth in Section 10.2.
“Corporation” has the meaning set forth in Section 3.3.
“Covered Person” means (a) each Trustee, (b) the Sponsor, (c) the Adviser, (d) each equity holder, member, manager, director, officer, employee or agent of any Trustee or the Board and (e) each officer of the Trust.
“Declaration of Trust” means this Declaration of the Trust, as it may hereafter be amended, supplemented or restated.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Independent Trustee” means a Trustee who is not an “interested person” (as such term is defined in the 1940 Act) of the Trust.
“MGCL” means the Maryland General Corporation Law.
“Minimum Account Balance” has the meaning set forth in Section 7.11.
“NAV” means net asset value determined in accordance with the valuation guidelines that have been approved by the Board.
“Organization and Offering Expenses” means all legal and other expenses incurred in connection with the Trust’s formation and organization and the offering of the Common Shares, including without limitation all out-of-pocket legal, tax (including U.S. federal, state, local and foreign taxes), accounting, custodial, printing, data room, consultation, administrative, travel, entertainment, meal, accommodation, marketing material preparation expenses (including third-party marketing material compliance reviews), costs and expenses of online subscription documents, other subscription platforms, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Trust’s systems and those of participating intermediaries, and U.S. and non-U.S. filing fees and expenses of the Trust or the Adviser (including with respect to any registration or licensing of the Trust or the Adviser for marketing under any national passport, private placement or similar regime outside of the United States including those in member states of the European Union), and payments to any locally licensed intermediary or distributor required to market the Trust in particular jurisdictions.
“Person” means an individual, corporation, partnership, estate, trust joint venture, limited liability company or other entity or association.
“Plan” means, collectively, (a) a plan as defined in and subject to Section 4975(e) of the Code and (b) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA.
“Plan Asset Regulations” means 29 C.F.R. Section 2510.3-101 et seq. issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA.
“Plan Assets” mean “plan assets” as defined in the Plan Asset Regulations.
“Preferred Shares” means preferred shares of beneficial interest of the Trust, par value $0.001 per Share.
“RIC” means a regulated investment company within the meaning of Section 851 of the Code.
“Repurchase Plan” means the program or programs established from time to time by the Board pursuant to which the Trust voluntarily repurchases Common Shares from the holders thereof.
“Shareholder” means an owner of record of Shares.
“Shares” means shares of beneficial interest of the Trust.
“Side Letters” has the meaning set forth in Section 12.5.
“Sponsor” means New Mountain Capital, L.L.C., a Delaware limited liability company.
“Trust” means New Mountain Private Credit Fund.
“Trustees” means the trustees of the Trust.
“Trust Property” means any and all property of the Trust.
ARTICLE VI
BOARD OF TRUSTEES
Section 6.1    General Powers. Subject only to any limitations expressly set forth in the Act, the Certificate, the Declaration of Trust or the Bylaws, (a) the business and affairs of the Trust shall be managed exclusively by or under the direction of the Board, which shall be appointed and shall serve in accordance with the Declaration of Trust, (b) the Board shall have full, exclusive and absolute power, control and authority over the business and affairs of the Trust and Trust Property, and no Shareholder shall have any right to participate in or exercise control or management power over the business and affairs of the Trust, and (c) the Board shall have the exclusive power to take or authorize any action within the powers of the Trust under the Act, the Certificate, the Declaration of Trust and the Bylaws including, without limitation, the power to authorize or approve any action that would otherwise require the approval of one or more Shareholders under the Act. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. The enumeration and definition of particular powers of the Board included in the Declaration of Trust or the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland or any other law. Any determination regarding any matter within the powers of the Board or any construction of the Certificate, the Declaration of Trust or the Bylaws (including any construction of the Certificate, the Declaration of Trust or the Bylaws regarding the scope of the powers of the Board) made by the Board shall be conclusive.
The Board, on behalf of the Trust, without any action by the Shareholders and without limitation, shall have the power: to adopt, amend and repeal the Bylaws, which may contain any provisions not inconsistent with the Act, the Certificate or the Declaration of Trust; to elect or appoint officers or other agents of the Trust in the manner provided in the Bylaws; to solicit proxies from Shareholders; to authorize the issuance of Shares in one or more classes and series; to authorize the declaration and payment of dividends or other distributions; to cause the Trust to elect to qualify as a RIC and take such actions as may be necessary or appropriate to maintain such qualification; to cause the Trust to cease to qualify, or attempt to qualify, as a RIC; and to do any other act and authorize the Trust to do any other act or enter into any agreement or other document necessary or appropriate to exercise the powers or effectuate the purposes of the Trust.
Section 6.2    Number and Qualifications. As of the date of this Declaration of Trust, the number of Trustees shall be five (5), which number may thereafter be increased or decreased, only by the Board pursuant to the Bylaws. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his, her, or its term.
Section 6.3    Term and Election. Each Trustee shall serve until his or her resignation, removal, death or adjudication of legal incompetence or the election and qualification of his or her successor. Subject to applicable requirements of the 1940 Act, if for any reason a Trustee ceases to serve as a Trustee as provided in this Section 6.3, his or her successor shall be elected by a majority of the remaining Trustees; provided, that if the Trustee that ceases to serve as a Trustee is an Independent Trustee, the successor to such Trustee shall be an Independent Trustee and shall be elected by a majority of the remaining Independent Trustees, or if none, then the remaining Trustees; and further provided that, if the Trustee is removed for cause as set forth in Section 6.4 hereof, the successor to the Trustee shall be elected by the Shareholders in the manner set forth in Article VII.

Section 6.4    Resignation and Removal. Any Trustee may resign by delivering his or her written notice of resignation to the Board, effective upon execution and delivery of such notice or upon any future date specified in the notice. Any Trustee or the entire Board, may be removed, at any time, but only for “cause” and then only by the affirmative vote of Shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter as set forth in Section 7.5. In addition, any Trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the Trustees, specifying the date when such removal shall become effective. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.
Section 6.5    Determinations by Board. The determination as to any of the following matters by or pursuant to the direction of the Board and consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every Shareholder: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption or repurchase of Shares or the payment of other distributions to the Shareholders; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Declaration of Trust (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or of the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of outstanding Shares at any time or from time to time; the NAV of the Trust allocable to any class or series of Shares; any matter relating to the acquisition, holding or disposition of any assets by the Trust; any interpretation of the terms and conditions of one or more agreements with any Person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of Trustees, officers, employees or agents of the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by law, the Declaration of Trust or otherwise to be determined by the Board.
Section 6.6    Legal Title. Legal title to all of the Trust Property shall at all times be vested in the Trust as a separate legal entity, except that the Board may cause legal title to any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any Person as nominee acting for and on behalf of the Trust provided that such arrangement is permitted by the 1940 Act and the interest of the Company therein is appropriately protected. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate, undivided beneficial interest in the Trust. The Trust, or at the determination of the

Board, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. In the event that title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, death or incapacity of a Trustee, he, she, or it shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
Section 6.7    Service Contracts.
(a)    Advisory, Management and Administrative Services. Subject to such requirements under the 1940 Act and as may be set forth under federal and/or state law and in the Bylaws, the Board may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services for the Trust with any corporation, trust, association, or other Person; and any such contract may contain such other terms as the Board may determine, including, without limitation, payment of fees and authority for the investment adviser to the Trust to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Board what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments; and authority for the investment adviser or the administrator of the Trust to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.
(b)    Underwriters. The Board may retain underwriters and/or placement agents to sell Shares and other securities of the Trust. The Board may in its discretion from time to time authorize the Trust to enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Board may in its discretion determine that are not inconsistent with the provisions of this Article or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with Persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust. Every such contract shall comply with such requirements and restrictions under the 1940 Act and as may be set forth under federal and/or state law or regulation and the Bylaws, and any such contract may contain such other terms as the Board may determine.

Section 6.8    ERISA Matters. Notwithstanding any other provision of the Declaration of Trust, the Board is authorized to take any action or refrain from taking any action which in its judgment is necessary or desirable in order to prevent the Trust or any of its assets from being deemed to constitute Plan Assets of any Benefit Plan Investor.
ARTICLE VII
SHARES OF BENEFICIAL INTEREST
Section 7.1    Authorized Shares. The beneficial interest in the Trust shall be divided into Shares. The Trust has authority to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares. Subject to the relative rights of any other class or series of Common Shares or Preferred Shares designated from time to time, the Common Shares and the Preferred Shares shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of Common Shares or Preferred Shares as set forth herein. Subject to the terms of any class or series of Shares at the time outstanding, the Board may, by amendment to this Article VII or supplement of the Declaration of Trust and without any action by the Shareholders, classify or reclassify any unissued Shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to this Article VII, then, except to the extent that the Trust is authorized to issue an unlimited number of Shares of any such class or series, the number of authorized Shares of the former class or series shall be automatically decreased and the number of authorized Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified.
Section 7.2    Authorization by Board of Share Issuance. The Board may authorize or cause the Trust to issue from time to time Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration, or without consideration in connection with a Share split or distribution of Shares, determined by the Board, subject to such restrictions or limitations, if any, as may be set forth in the Certificate or the Declaration of Trust.
Section 7.3    Reserved.
Section 7.4    Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Trust, the aggregate assets of the Trust available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. The aggregate assets of the Trust available for distribution to the holder of Common Shares, or the proceeds therefrom, shall be distributed to each holder of Common Shares ratably with each other holder of Common Shares, in such proportion as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares.

Section 7.5    Voting Rights. Except as may otherwise be specified in the terms of any class or series of Shares or as provided herein, each Share shall entitle the holder thereof to one vote on each matter upon which holders of Shares are entitled to vote. Except to the extent that the Trust directly or indirectly owns Shares in a fiduciary capacity, neither the Trust nor any entity of which the Trust is entitled to exercise a majority of the outstanding voting power may vote on any matter, and Shares held by the Trust or any such entity shall not be counted in determining the total number of votes entitled to be cast on any matter or at any time. Subject to the terms of any class or series of Shares then outstanding limiting or expanding the voting rights of such Shares, Shareholders shall be entitled to vote only on the following matters:
(a)    any matter required to be voted on by the 1940 Act;
(b)    the removal of a Trustee for cause and the election of a successor Trustee as provided in Article VI;
(c)    in the event that there are no Trustees, the election of Trustees;
(d)    the amendment of the Declaration of Trust, to the extent provided in Section 9.3;
(e)    the merger, consolidation, conversion of the Trust or a statutory share exchange or the transfer of all or substantially all of its assets, to the extent provided in Article X;
(f)    the dissolution of the Trust, to the extent specifically provided by the terms of any class or series of Shares; and
(g)    such other matters that the Board has submitted to the Shareholders for approval or ratification.
Except with respect to the foregoing matters, no action taken by the Shareholders shall in any way bind the Trust or the Board. Unless a different proportion is specified in the Certificate, the Declaration of Trust, the Bylaws or the 1940 Act (and notwithstanding any different proportion of votes that may be specified in the Act to approve any matter), the affirmative vote of a plurality of the votes cast in the election of a Trustee shall be sufficient to elect any Trustee, and the affirmative vote of a majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the Shareholders at such meeting. There shall be no requirement to hold an annual meeting of the Shareholders in any year in which the election of Trustees is not required to be held under the 1940 Act.
Section 7.6    Dividends and Other Distributions. The Board may from time to time authorize or cause the Trust to pay such dividends or other distributions to the Shareholders of any or all classes or series of Shares, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board shall determine, and the amount of such dividends or other distributions may vary between the classes or series of Shares. The Board shall endeavor to cause the Trust to declare and pay such dividends and other distributions as shall be necessary for the Trust to qualify under the Code as a RIC; however, Shareholders shall have no right to any dividend or other distribution unless and until authorized by the Board and declared by the Trust. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such amounts as the Board may from time to time reserve for any Trust purpose, and the Board may modify or abolish any such reserve. Each dividend or other distribution pursuant to this Section 7.6 to the Shareholders of a particular class or series of Shares shall be made ratably according to the number of Shares of such class or series held by each Shareholder on the applicable record date thereof, provided that no dividend or other distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Shareholders shall have no right to any dividend or other distribution unless and until authorized by the Board and declared by the Trust, and then only at the time and in the amount and form authorized by the Board. Any action by the Board to cause the Trust to declare or pay any dividend or other distribution shall be conclusive evidence of the authorization by the Board of such distribution. The exercise of the powers and rights of the Board pursuant to this Section 7.6 shall be subject to the terms of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.
Section 7.7    Reserved.
Section 7.8    General Nature of Shares. All Shares shall be personal property entitling the Shareholder only to those rights provided in the Certificate, the Declaration of Trust and the Bylaws. The rights of all Shareholders and the terms of all Shares are subject to the provisions of the Certificate, the Declaration of Trust and the Bylaws. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or other distribution of the Trust or of the property of the Trust. The death of a Shareholder shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those Persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust. Each Share, whether or not evidenced by a certificate, shall constitute a “security” within the meaning of, and governed by, (a) Article 8 of the Maryland Uniform Commercial Code (including Section 8-102(a)(l5) thereof) as in effect and as it may be amended or superseded from time to time, and (b) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 or any successor uniform act or law in effect in the State of Maryland from time to time.
Section 7.9    Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate any outstanding fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the Person entitled to it or pay cash for the fair value of a fraction of a Share.
Section 7.10    No Issuance of Share Certificates. Unless otherwise provided by the Board, the Trust shall not issue share certificates. A Shareholder’s investment shall be recorded on the books of the Trust. To transfer his, her or its Shares, a Shareholder shall submit an executed form to the Trust, which form shall be provided by the Trust upon request. Such transfer will also be recorded on the books of the Trust. Upon issuance or transfer of Shares, the Trust will provide the Shareholder with information concerning his, her or its rights with regard to such Shares, as required by the Declaration of Trust, the Bylaws or applicable law.
Section 7.11    Minimum Account Repurchases. In the event that any holder of Common Shares fails to maintain in such holder’s account a minimum balance of $5,000 of Common Shares or such other amount of Common Shares as from time to time determined by the Board (the “Minimum Account Balance”), the Trust may repurchase all of the Common Shares held by such holder at the repurchase price in effect under the Repurchase Plan on the date that the Trust determines that such holder has failed to meet the Minimum Account Balance.
Section 7.12    Other Mandatory Repurchases. The Trust may, at the Board’s sole discretion, repurchase all of a Shareholder’s Shares, without the consent of such Shareholder, at a price per Share equal to the repurchase price in effect as of the date of such repurchase under the Repurchase Plan if continued ownership of Shares by a Shareholder may be harmful or injurious to the Trust’s business or reputation or the business or reputation of the Board, the Sponsor or any of its Affiliates, or may subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.
ARTICLE VIII
LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
EMPLOYEES AND AGENTS AND TRANSACTIONS
BETWEEN SUCH PERSONS AND THE TRUST
Section 8.1    Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the property or affairs of the Trust.
Section 8.2    Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time, subject to any limitation set forth under the federal or state securities laws, permits limitation of the liability of trustees and officers of a statutory trust, no Covered Person shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 8.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
Section 8.3    Indemnification. To the maximum extent permitted by Maryland law, subject to any limitation set forth under the federal or state securities laws, in effect from time to time, the Trust shall indemnify any Covered Person (including among the foregoing, for all purposes of this Article VIII and without limitation, any individual or entity who, while serving as the Covered Person and, at the request of the Trust, serves or has served any other enterprise in any management or agency capacity) against any claim or liability to which such Covered Person may become subject by reason of such status, except for liability for such Covered Person’s gross negligence or intentional misconduct. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or Shareholder made a party to or witness in a proceeding by reason such status, provided that, in the case of a Covered Person, the Trust shall have received (a) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Trust pursuant to this Section 8.3 and (b) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. Notwithstanding the foregoing, the Trust shall not be required to indemnify or advance funds to any Person entitled to indemnification hereunder (a) with respect to any action initiated or brought voluntarily by such indemnified Person (and not by way of defense) unless (i) approved or authorized by the Board or (ii) incurred to establish or enforce such Person’s right to indemnification hereunder, or (b) in connection with any claim with respect to which such Person is found to be liable to the Trust.
The Trust may, with the approval of the Board, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any Person that served a predecessor of the Trust as a Covered Person or any employee or agent of the Trust or any predecessor of the Trust.
Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by the Declaration of Trust shall be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL (or any successor provision thereto) for directors of Maryland corporations.
Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The rights to indemnification and advance of expenses provided by the Declaration of Trust shall vest immediately upon a Person or entity becoming a Covered Person or the acquisition of Shares by a Shareholder.

Section 8.4    Transactions between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the 1940 Act, the Certificate, the Declaration of Trust or adopted by the Board, the Trust may enter into any contract or transaction of any kind, including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the offer or sale of securities of the Trust, with any Person, including any Covered Person or employee or agent of the Trust or any Person Affiliated with a Covered Person or employee or agent of the Trust, whether or not any of them has a financial interest in such transaction. The procedures and presumptions set forth in Section 2-419 of the MGCL (or any successor provision thereto) shall be available for and apply to any contract or other transaction between the Trust and any Trustee or between the Trust and any other trust, corporation, firm or other entity in which a Trustee is a trustee or director or has a material financial interest.
Section 8.5    Duties of Trustees, Officers and Agents. Any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to the Trust. Each Trustee shall have the duties set forth in Section 12-402(b) of the Act. No Trustee shall have any duties, including fiduciary duties under the common law of trusts, or be subject to any duties or other standard of conduct, other than as set forth in the preceding sentence.  No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated. Any action or failure to act by the Trustee shall be presumed to be in accordance with the duties described in this Section 8.5, and any Person alleging the contrary shall bear the burden of proof that the action or failure to act was not consistent with such duties. Each Trustee or officer shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented or by a lawyer, certified public accountant or other Person as to a matter which the Trustee or officer reasonably believes to be within the Person’s professional or expert competence.
Notwithstanding anything to the contrary contained herein, nothing in this Declaration of Trust modifying, restricting or eliminating the duties or liabilities of Trustees shall apply to, or in any way limit, the duties (including the standards of conduct set forth in Section 12-402 of the Act) or liabilities of Trustees with respect to matters arising under the federal securities laws.
Section 8.6    Corporate Opportunities. If any Affiliated Person of the Trust or the Sponsor or any of its Affiliates acquires knowledge of a potential business opportunity, the Trust renounces, on its behalf and on behalf of its subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law. Accordingly, to the maximum extent permitted from time to time by Maryland law, (a) no Affiliated Person is required to present, communicate or offer any business opportunity to the Trust or any of its subsidiaries and (b) the Affiliated

Person, on his or her own behalf or on behalf of the Sponsor or any of its Affiliates, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any Person or entity other than the Trust and its subsidiaries.
The taking by an Affiliated Person for himself or herself, or the offering or other transfer to another Person or entity, of any potential business opportunity whether pursuant to the Declaration of Trust or otherwise, shall not constitute or be construed and interpreted as an act or omission of gross negligence or intentional misconduct.
ARTICLE IX
AMENDMENT
Section 9.1    General. The Trust reserves the right from time to time to make any amendment to the Certificate or the Declaration of Trust now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration, of any outstanding Shares. The Certificate or the Declaration of Trust may be amended only as provided in this Article IX. The merger or consolidation of the Trust with another Person, the dissolution of the Trust or any other transaction between the Trust and another Person in which the Trust does not survive as a separate entity shall not be considered an amendment to the Declaration of Trust for purposes of this Article IX.
Section 9.2    By Board. Except as expressly provided in the Certificate, Section 9.3 or in the terms of any class or series of Shares, the Declaration of Trust may be amended by the Board, without any action by the Shareholders. Except as may otherwise be expressly provided in the Certificate, the Certificate may be amended only by the Board, without any action or approval by the Shareholders, including, but not limited to, amendments for clarity, that cure any ambiguity, or cure, correct or supplement any defective provision contained herein, or that add or change any other provisions with respect to matters or questions arising under this Declaration of Trust as the Board may deem necessary or desirable and that the Board determines does not materially and adversely affect the contract rights of outstanding Shares.
Section 9.3    By Shareholders. Amendments to the Declaration of Trust that the Board determines would, viewed as a whole, materially and adversely affect the contract rights of outstanding Shares, but excluding amendments of the type specified in (a) Section 7.1 and Section 10.2 of the Declaration of Trust or (b) Section 2-605 of the MGCL (both of which shall not require approval of any Shareholder), must be approved by the Board and Shareholders
ARTICLE X
MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY; CONVERSION EVENT
Section 10.1    General. The Trust may (a) merge with or into or convert into another entity, (b) consolidate with one or more other entities into a new entity or (c) transfer all or substantially all of its assets to another Person. Subject to the terms of any series or class of

Shares at the time outstanding, any such action must be approved by the Board and, unless (i) such action could be taken by a Maryland corporation without the approval of its stockholders pursuant to Subtitle 1 of Title 3 of the MGCL or (ii) such action is in connection with a Conversion Event, Shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Notwithstanding the foregoing, a transfer of all or substantially all of the Trust’s assets to another Person in connection with a dissolution of the Trust as approved by the Board pursuant to Section 11.2 of this Declaration of Trust shall not require the approval of the Shareholders.
Section 10.2    Conversion Event. The Board may determine, without any action by the Shareholders, that the Trust will conduct a public offering as a non-listed business development company subject to the Omnibus Guidelines Statement of Policy published by the North American Securities Administrators Association on March 29, 1992 and as amended on May 7, 2007 and from time to time. In connection with such determination and the conduct of such public offering, the Board (a) may amend this Declaration of Trust and (b) may cause the Trust to (i) merge with or into or convert into another entity, (ii) consolidate with one or more other entities into a new entity or (iii) transfer all or substantially all of its assets to another entity (in each case, a “Conversion Event”). The Board may take all actions that are required to effect a Conversion Event without any action by the Shareholders.
ARTICLE XI
DURATION OF TRUST
Section 11.1    Duration. The Trust shall continue perpetually unless dissolved pursuant to Section 11.2 or pursuant to any applicable provision of the Act. No Shareholder or other Person shall have any right to petition a court for judicial dissolution of the Trust.
Section 11.2    Dissolution. Subject to the terms of any class or series of Shares at the time outstanding, the Trust may be dissolved with the approval of the Board.
ARTICLE XII
MISCELLANEOUS
Section 12.1    Certificate of Trust. In the event of any conflict between the provisions of the Certificate and the Declaration of Trust, the provisions of the Certificate shall control.
Section 12.2    Inspection. Any Shareholder shall be entitled to examine the Trust’s books and records to the extent permitted by Section 12-305(a) of the Act, but only if, and to the extent, approved by the Board. No Shareholder shall be entitled to the information described in Section 12-305(b) of the Act.
Section 12.3.    Rights of Objecting Shareholders; Derivative Claims. Shareholders shall not be entitled to exercise any appraisal rights or rights analogous to those of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL (or any successor provision thereto). A Shareholder shall not be entitled to recover a judgment in favor of the Trust, assert any claim in the name of the Trust or bring any other action that is derivative in nature without the approval of the Board; provided that this sentence shall not apply to any claims arising under the federal securities laws.
Section 12.4    Organization and Offering Expenses. The Trust may reimburse the Board or the Adviser for Organization and Offering Expenses incurred by the Board or the Adviser in connection with any offering of Shares, on an accountable or nonaccountable basis.
Section 12.5    Other Agreements. Consistent with applicable law (including the 1940 Act), the Trust, the Adviser and/or Affiliates of the Adviser may negotiate agreements (“Side Letters”) with certain Shareholders (or an investor in a Shareholder that is a collective investment vehicle (including investors in its limited partners or other investors that are collective investment vehicles)) that will result in different investment terms than the terms applicable to other Shareholders and that may have the effect of establishing rights under, or altering or supplementing the terms of, this Declaration of Trust or disclosure contained in any offering document of the Shares. As a result of such Side Letters, certain Shareholders may receive additional benefits which other Shareholders will not receive. Unless agreed otherwise in the Side Letter, in general, the Trust, the Adviser and Affiliates of the Adviser will not be required to notify any or all of the other Shareholders of any such Side Letters or any of the rights and/or terms or provisions thereof, nor will the Trust, the Adviser or Affiliates of the Adviser be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. The Trust, the Adviser and/or Affiliates of the Adviser may enter into such Side Letters with any Shareholder as each may determine in its sole discretion at any time. The other Shareholders will have no recourse against the Trust, the Trustees, the Adviser and/or any of their Affiliates in the event certain investors receive additional and/or different rights and/or terms as a result of Side Letters. Any such exceptions or departures contained in any Side Letter with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of the Declaration of Trust (including with respect to amendments to this Declaration of Trust) or any applicable subscription agreements.
Section 12.6    Governing Law. The rights of all parties and the validity, construction and effect of every provision of the Declaration of Trust shall be subject to and construed according to the laws of the State of Maryland, without regard to conflicts of laws provisions thereof.
- Signature Page Follows -

IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been executed by the undersigned Trustees to be effective as of the date and year first above written.

/s/ John R. Kline
John R. Kline, as Trustee

/s/ Adam B. Weinstein
Adam B. Weinstein, as Trustee

/s/ Barbara Daniel
Barbara Daniel, as Trustee

/s/ Daniel Hébert
Daniel Hébert, as Trustee

/s/ John Malfettone
John Malfettone, as Trustee
[Signature Page to Amended and Restated Declaration of Trust]